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                                                                  Exhibit 10.18



                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 25th day of November, 1992 by and between BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                 THE PARTIES HEREBY AGREE AS FOLLOWS:

                 1.  Purchase and Sale of Stock.

                 1.1  Sale and Issuance of Series E Preferred Stock.

                 (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the first Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

                 (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of shares of the Company's Series E Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price of $4.80 per share payable in cash or cancelation of indebtedness.

                 (c) The Company may sell authorized but unissued shares of Series E Preferred Stock not sold at the Closing referred to in Section 1.2 below at one or more additional closings to any purchaser who makes the representations set forth in Section 3.8 hereof at a price of $4.80 per share payable in cash or cancelation of indebtedness, provided that the agreements with respect to such sales are executed not later than December 15, 1992 and provided further that the terms and conditions in such agreement are no more favorable to such purchaser than those contained in this Agreement. Any such purchaser shall be deemed to be an Investor for purposes of this Agreement, and the shares so sold shall be deemed to have been acquired hereunder.

                 1.2 Closing. A purchase and sale of the Series E Preferred Stock shall take place at the offices of Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California, at 10:00 A.M., on November 25, 1992 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series E Preferred Stock sold at such time and place pursuant hereto mutually agree upon (verbally or in writing) (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to




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each Investor a certificate representing the Series E Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of a bank check or bank wire in the amount of the purchase price therefor payable to the Company's order or by delivery of evidences of indebtedness of the Company for cancellation by the Company.

                 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions furnished to each Investor and specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                 2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                 2.2  Capitalization.  The authorized capital of the Company consists, or will consist prior to the Closing, of:

                 (i) Preferred Stock. 8,328,847 shares of preferred stock (the "Preferred Stock"), 610,000 shares of which have been designated Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), 2,156,336 shares of which have been designated Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), 2,204,167 shares of which have been designated Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), 1,900,010 shares of which have been designated Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and 1,458,334 shares of which have been designated Series E Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"). There are 610,000 shares of Series A Preferred Stock, 2,156,336 shares of Series B Preferred Stock, 2,204,167 shares of Series C Preferred Stock and 1,900,010 shares of Series D Preferred Stock issued and outstanding and, based upon the Company's records, such outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are owned by the persons and in the numbers specified in the stockholder list made available supplementally to the Investors upon request. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C





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         Preferred Stock, Series D Preferred Stock and Series E Preferred Stock
         are or as of the Closing will be as stated in the Company's Restated Certificate.

                 (ii) Common Stock. 12,000,000 shares of common stock (the "Common Stock"), of which 1,138,069 shares are issued and outstanding and, based upon the Company's records, are owned by the persons, and in the numbers specified in the stockholder list provided supplementally to the Investors.

                 (iii) Agreements for Purchase of Shares. Except for (a) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, (b) the right of first offer of the Investors provided in Section 8.4 hereof, (c) the right of first offer provided for in Section 8.4 of the Series A Preferred Stock Purchase Agreement dated as of May 5, 1988 between the Company and the investors listed therein (the "Series A Agreement"), (d) the right of first offer provided for in Section 8.4 of the Series B Preferred Stock Purchase Agreement dated as of July 24, 1989 between the Company and the investors listed therein (the "Series B Agreement"), (e) the right of first offer provided for in Section 8.4 of the Series C Preferred Stock Purchase Agreement dated as of June 7, 1990 between the Company and the investors listed therein (the "Series C Agreement"), (f) the right of first offer provided for in Section
         8.4 of the Series D Preferred Stock Purchase Agreement, dated as of October 30, 1991 between the Company and the investors listed therein (and the supplemental signature pages thereto)(the "Series D Agreement") and (g) Options to Purchase an aggregate of 408,250 shares of Common Stock granted pursuant to the Amended and Restated 1989 Stock Plan of the Company (the "Plan"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                 2.3 Subsidiaries. Except for Biosite Diagnostics GmbH, its wholly owned subsidiary, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

                 2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for





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issuance) and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series E Preferred Stock, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

                 2.5  Valid Issuance of Preferred and Common Stock.

                 (a) The Series E Preferred Stock which is being purchased by the Investors hereunder, when issued, delivered and paid for in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been or will be on or prior to the Closing, duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable.

                 (b) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with federal and state securities laws.

                 2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and any other post-sale filings pursuant to applicable state securities laws, which filings will be effected prior to any applicable deadlines.

                 2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the





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Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                 2.8 Invention and Secrecy and Common Stock Purchase Agreements. Each key employee of the Company has executed an Employee's Invention and Proprietary Information Agreement in substantially the form made available to the Investors upon request. The Company, after reasonable investigation, is not aware that any of its key employees are in violation thereof, and the Company will use its best efforts to prevent any such violation. Each holder of Common Stock of the Company has entered into a Common Stock Purchase Agreement in substantially the form made available to the Investors upon request.

                 2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, after due inquiry, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, which conflict, breach or default would be materially adverse to the Company. It is not and it will not be necessary for the Company to utilize any inventions





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of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                 2.10 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, as amended, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default would be materially adverse to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event would be materially adverse to the Company.

                 2.11  Agreements; Action.

                 (a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                 (b) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of, $100,000, other than liabilities or obligations of the Company for compensation under employment agreements, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company or (iii) joint venture, partnership or other contract or arrangement involving the sharing of profits or proprietary information or know how (other than nondisclosure agreements), (iv) any contract or agreement limiting the Company's right to engage in any business activity or compete with any person or entity, or (v) any other material agreement.

                 (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $200,000 in the aggregate, other than liabilities or obligations of the Company for compensation under employment agreements, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.





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                 (d)  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation or Bylaws, which adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                 (e) The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50 percent of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                 2.12 Disclosure. The Company believes it has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Series E Preferred Stock and all information reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                 2.13 Registration Rights. Except as provided in Section 7 of this Agreement, Section 7 of the Series A Agreement, Section 7 of the Series B Agreement, Section 7 of the Series C Agreement and Section 7 of the Series D Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

                 2.14 Corporate Documents. The Restated Certificate of Incorporation and Bylaws of the Company are in the form previously made available to the Investors upon request.

                 2.15 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances. All the Company's personal properties, whether owned or leased, are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.





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                 2.16  Employee Benefit Plans.  The Company does not have any
Employee Benefit Plan as described in section 3(2)(A) or section 3(2)(B) of the Employee Retirement Income Security Act of 1974.

                 2.17 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law in a timely fashion. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due prior to the time penalties would accrue thereon. The provision for taxes of the Company is adequate for taxes due or accrued as of the date thereof.

                 2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                 2.19 Minute Books. The minute books of the Company made available to the Investors upon request contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                 2.20 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                 2.21 Real Property Holding Company. The Company is not a "United States real property holding corporation" (as that term is defined in Treasury Regulation section 1.897-2(b)). Within 45 days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Treasury Regulation section 1.897-2(h)(1)(i) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Internal Revenue Code of 1986, as amended ("IRC") section 1445(b)(3) or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of IRC section 1445(b)(6). If the





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Company is unable to provide either document described in (i) or (ii) above, if requested, it shall promptly notify such foreign investor in writing of the reasons for such inability. Finally, upon the request of a foreign investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such foreign investor to obtain a "qualifying statement," within the meaning of IRC section 1445(b)(4), or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to IRC section 897(a).

                 2.22 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement) at and for the period from inception through December 31, 1991, and its unaudited interim financial statements at and for the period from January 1, 1992 through September 30, 1992 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and are consistent with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1992, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                 2.23  Voting Arrangements.  Except as may be provided in
Section 5.6 hereof, to the Company's knowledge there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

                 3. Representations, Warranties, Covenants and Agreements of Each Investor. Each Investor hereby represents, warrants, covenants and agrees that:

                 3.1 Authorization. This Agreement constitutes its valid and legally binding obligation.

                 3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's





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execution of this Agreement such Investor hereby confirms, that the Series E
Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

                 3.3 Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series E Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement.

                 3.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Series E Preferred Stock.

                 3.5 Restricted Securities. Each Investor understands that the shares of Series E Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only in certain limited circumstances without registration under the Securities Act of 1933, as amended (the "Securities Act"). In this connection each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                 3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series E Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until:





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                 (a)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances.

                 (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Investor hereunder; provided, however, that the provisions of Section 3.6(b) above shall apply if the Company or its counsel are unable to determine if such transfer may be made in compliance with federal and applicable state securities laws.

                 3.7 Legends. It is understood that the certificates evidencing the Series E Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

                 (a) "The shares represented hereby have not been registered under the United States Securities Act of 1933, and may not be sold, transferred, assigned, pledged or hypothecated absent an effective registration thereof under such act or compliance with Rule 144 promulgated under such act, or unless the Company has received an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required."

                 (b) Any legend required by the laws of the State of California or other jurisdiction, including any legend required by the California Department of Corporations.

                 (c) "The Provisions of Article IV, Section (B)4(d) of the Company's Restated Certificate of Incorporation may result in more than one Conversion Price for shares of Series E Preferred Stock. The Company shall maintain a ledger of such





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conversion prices for each holder of Series E Preferred Stock, which information shall be available upon request to the Secretary of the Company by any Person."

                 (d) "The Company and the original purchaser of the shares of Series E Preferred Stock represented by this certificate have entered into an agreement which waives the adjustment of the Conversion Price of such shares in certain circumstances. A copy of the agreement is available from the Secretary of the Company upon request."

                 3.8 Accredited or Foreign Investor. Except as disclosed to the Company in writing, each Investor either (i) is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, of the SEC under the Securities Act, or (ii) is neither (x) a national or resident of the United States, its territories, possessions or any area subject to its jurisdiction, nor (y) a corporation, partnership, trust or other entity created or organized in the United States, its territories, possessions or any area subject to its jurisdiction, nor (z) a corporation, partnership, trust or other entity, any of the equity owners of which is described in clause (x) or (y) above and agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Securities in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, unless such securities have been either registered under the Securities Act, or are exempt from the registration requirements of the Securities Act, in the opinion of the Company's counsel, and the Investor has complied with any restrictions on transfer contained in this Agreement.

                 3.9 Confidentiality. Each Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use (except to evaluate its investment in the Company) or disclose without the prior written consent of the Company, any confidential information that is furnished to it by the Company in connection with this Agreement, including (without limitation) all financial statements, budgets and other information delivered or provided to Investors pursuant to Section 8 hereof. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by any Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality or (c) lawfully developed by such Investor independent of any disclosure by the Company. Each Investor further covenants that it shall return to the Company all tangible materials containing such information upon reasonable request by the Company if such Investor is no longer a holder of shares of capital stock of the Company.

                 3.10  Removal of Legends; Further Covenants.

                 (a) Any legend endorsed on a certificate pursuant to Section 3.7(a) hereof shall be removed (i) if the shares of the Series E Preferred Stock or Common Stock issued upon conversion thereof represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction or in accordance with Rule 144,
(ii) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of such shares may be made without registration.

                 (b) Any legend endorsed on a certificate pursuant to Section 3.7(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Series E Preferred Stock or Common Stock issued upon conversion thereof provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

                 (c) Each Investor further covenants that such Investor will not transfer the Series E Preferred Stock or any securities received in exchange therefor or on conversion thereof, in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including rule 144 under the Securities Act. Further, each Investor agrees that, prior to the closing of the corporation's initial public offering, such Investor will not transfer any of such securities in a public offering without the Company's prior consent, even if he is otherwise permitted to transfer them pursuant to Rule 144(k); provided that the foregoing shall not affect Investor's rights under Section 7.

                 3.11  Waiver of Antidilution Adjustment.

                 (a) Each Investor purchasing shares of Series E Preferred Stock hereunder hereby agrees that in the event that:

                 (i) the Company shall give a holder of Series E Preferred Stock twenty calendar days notice of the Company's intent to offer a Dilutive Issuance (as defined below) together with the terms and conditions of such Dilutive Issuance, and

                 (ii) the Company shall offer such holder of Series E Preferred Stock that portion (a "Pro-Rata

         Portion") of such Dilutive Issuance which equals the proportion that the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock then held by such holder bears to the total number of shares of Common Stock issuable upon conversion of the Preferred Stock then outstanding (excluding the Series A Preferred Stock), or such lesser portion as the Company may specify in writing, and

                 (iii) such holder fails to tender to the Company, other than at the written request of the Company, the purchase price of such holder's Pro-Rata Portion (or such lesser portion as the Company may specify in writing) of such Dilutive Issuance on the scheduled closing of such Dilutive Issuance (which shall not be less than 20 days after the written notice provided in (i) above), then no adjustment of the Conversion Price shall be made (other than adjustments made prior to the time of such Dilutive Issuance), and any future adjustment shall be deemed waived, with respect to the shares of Series E Preferred Stock held by such holder. Notwithstanding the foregoing: (a) if no holder of Series E Preferred Stock purchases any part of such Dilutive Issuance, regardless of the amount of the dilutive issuance, the provisions of this Section 3.11(a) shall not apply to such Dilutive Issuance; (b) in the event any Dilutive Issuance is in excess of $8,000,000, the provisions of this
Section 3.11(a) shall not apply to any holder who purchases less than such holder's Pro-Rata Portion of such Dilutive Issuance if the purchase price of such lesser portion is an amount equal to or greater than such holder's Pro-Rata Portion of $8,000,000; (c) it is understood and agreed that if the Company only offers an Investor an opportunity to purchase less than an Investor's Pro Rata Portion, that no waiver shall result from Investor purchasing such lesser portion (including, without limitation, the portion of such Dilutive Issuance Investor may purchase under Section 8.4); (d) if Investors are not entitled to purchase any part of such Dilutive Issuance pursuant to Section 8.4(d)(iv), the provisions of this Section 3.11(a) shall not apply to such Dilutive Issuance; and (e) the provisions of this Section 3.11(a) shall apply to the closing of only one Dilutive Issuance in any 12-month period.

                 (b) A "Dilutive Issuance" shall mean an issuance and sale of Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be Issued pursuant to Article IV, Section (B)4(d)(ii) of the Restated Certificate) with respect to the Series E Preferred Stock in excess of $250,000. Defined terms in this Section 3.11 not otherwise defined in this Agreement shall have the meanings given such terms in the Restated Certificate.

                 (c)  Any offer of a Dilutive Issuance pursuant to this Section
3.11 shall be subject to the rights of first offer described in Section 2.2(iii) hereof.

                 (d) In the event the provisions of this Section 3.11 result in more than one Conversion Price for the Series E Preferred Stock, the Secretary of the Company shall keep a written ledger identifying the Conversion Price in effect for each share of Series E Preferred Stock outstanding, which information shall be made available to any person upon request.

                 (e) The waiver of adjustment of Conversion Price provided for in this Section 3.11 shall bind any transferee of shares of Series E Preferred Stock. Each Investor agrees that, prior to transferring any shares of Series E Preferred Stock to any person or entity, such Investor will ensure that such transferee shall have delivered to the Company a written agreement to be bound by the provisions of this Section 3.11.

                 4.  California Commissioner of Corporations.

                 4.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                 5. Conditions of Investors' Obligations at Closing and Subsequent Closings. The obligations of each Investor under subsections 1.1(b) of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                 5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                 5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided that the obligations of the Investors shall not be conditional upon the issuance by the Company of the Series E Preferred Stock to the persons or entities listed on Schedule A who have not performed or tendered the performance of their obligations under this

Agreement required to be performed on or prior to the Closing except as provided in Section 5.7 hereof.

                 5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Agreement.

                 5.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series E Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                 5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                 5.6 Board of Directors. The Board of Directors at the Closing shall consist of eight duly elected members: Thomas H. Adams, Kim D. Blickenstaff, Frederick J. Dotzler, Howard E. Greene, Stephen K. Reidy, Jesse
I. Treu, Gunars E. Valkirs and Timothy J. Wollaeger.

                 5.7 Minimum Investment. The Investors shall have purchased at the Closing specified in Section 1.2, an aggregate of at least 1,041,667 shares of Series E Preferred Stock.

                 5.8 Opinion of Company Counsel. Each Investor shall have received from Pillsbury Madison & Sutro, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to the Investors, to the effect that:

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business in the manner presently conducted.

                 (b) The Company is qualified to do business as a foreign corporation in the State of California.

                 (c) The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company.

                 (d)  The capitalization of the Company is as follows:

                 (i) Preferred Stock. There are authorized 8,328,847 shares of Preferred Stock, $.01 par value per share, 610,000 shares of which have been designated Series A Preferred Stock, 2,156,336 shares of which have been designated Series B Preferred Stock, 2,204,167 shares of which have been designated Series C Preferred Stock, 1,900,010 shares of which have been designated Series D Preferred Stock and 1,458,334 shares of which have been designated Series E Preferred Stock. 610,000 shares of Series A Preferred Stock, 2,156,336 shares of Series B Preferred Stock, 2,204,167 shares of Series C Preferred Stock and 1,900,010 shares of Series D Preferred Stock have been duly issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite corporate action and, based in part on the representations and warranties of the investors in such securities, were issued in compliance with all applicable federal and California securities laws. The shares of Series E Preferred Stock being issued under this Agreement, when issued, delivered and paid for, will be duly authorized, issued and delivered and will be validly outstanding, fully paid and nonassessable, and have been approved by all requisite corporate action and, to the best of counsel's knowledge, are free of any liens and encumbrances. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and Series E Preferred Stock are as stated in the Company's Restated Certificate. The shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and Series E Preferred Stock have been duly and validly reserved for issuance and, when issued in accordance with the Company's Restated Certificate, will be validly issued, fully paid and nonassessable.

                 (ii) Common Stock. There are authorized 12,000,000 shares of Common Stock, of which 1,138,069 shares have been duly issued and delivered and are validly outstanding, fully paid and nonassessable.

                 (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred

         Stock and Series E Preferred Stock, (B) the right of first offer of the Investors provided for in Section 8.4 of this Agreement, (C) the right of first offer provided for in Section 8.4 of the Series A Agreement, (D) the right of first offer provided in Section 8.4 of the Series B Agreement, (E) the right of first offer provided for in
         Section 8.4 of the Series C Agreement, (F) the right of first offer provided for in Section 8.4 of the Series D Agreement and (G) options to purchase Common Stock of the Company issued under the 1989 Stock Plan of the Company, there are no preemptive rights or similar rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase from or otherwise obtain from the Company any shares of its capital stock.

                 (e) The certificates representing shares of the Series E Preferred Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon.

                 (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any applicable federal, state law, rule or regulation or any provision of the Company's Restated Certificate or Bylaws and do not conflict with or constitute a material default under the provision of any judgment, writ, decree, order or material agreement known by counsel by which the Company is a party or by which it is bound, which violation, conflict or default would be materially adverse to the Company.

                 (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company (other than by federal or state securities laws which are covered in paragraph (h) below) required to be made prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Closing and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

                 (h) Based in part upon the representations of the Investors, the offer and sale of the Series E Preferred Stock pursuant to the terms of this Agreement are exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended, by virtue of section 4(2) thereof and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of section 25102(f) thereof. No opinion need be expressed as to compliance with applicable antifraud statutes, rules and regulations of any applicable law governing the issuance of securities.

                 (i) Such counsel is not aware, after making inquiry of the Company's chief executive officer (but without any other investigation), that there is any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company.

                 The opinion of counsel for the Company under this Section 5.8 shall be subject to such matters as are set forth in the Schedule of Exceptions to this Agreement.

                 5.9 Restated Certificate. The Restated Certificate in substantially the same form attached hereto as Exhibit A shall have been filed with the Delaware Secretary of State.

                 5.10 Lawful Issuance. At the Closing, the purchase of the Series E Preferred Stock by the Investors shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

                 5.11 Amended Co-Sale Agreement. The Company shall have entered into an amended and restated Co-Sale Agreement in substantially the form of Exhibit B hereto together with the Principal Stockholders (as defined therein).

                 5.12 Letter Agreement. The Company shall have entered into a letter agreement with E. Merck in form and substance satisfactory to each party regarding the negotiation of the joint development of cardiac markers.

                 6. Conditions of the Company's Obligations at the Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

                 6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                 6.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.2 and Investors shall collectively have acquired and paid for at the Closing specified in Section 1.2, an aggregate of at least 1,041,667 shares of Series E Preferred Stock.

                 6.3 California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investors of the Series E Preferred Stock and Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                 6.4 Amendment to Distributorship Agreement. The Company shall have entered into a letter agreement with E. Merck in form and substance satisfactory to each party amending the Distributorship Agreement dated as of July 27, 1992 between the Company and E. Merck.

                 7. Registration Rights. The Company covenants and agrees as follows:

                 7.1  Definitions.  For purposes of this Section 7:

                 (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                 (b) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series E Preferred Stock and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series E Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights under this Section 7 are not assigned;

                 (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities; and

                 (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 7.10 hereof.

                 7.2  Company Registration.

                 (a) Commencing two years after the effective date of the Company's first registered public offering of stock, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 9.6, the Company shall, subject to the provisions of Section 7.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                 (b) The Company is obligated to effect only two such registrations pursuant to this Section 7.2 on behalf of the Holders of Series E Preferred Stock.

                 7.3  Obligations of the Company.  Whenever required under this
Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                 7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                 7.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7.2 for each Holder (which right may be assigned as provided in Section 7.10), including (without limitation) all registration, filing and qualification fees, printer's and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for the selling Holders.

                 7.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders, together with all other securities to be registered pursuant to the exercise of registration rights, included in the offering be reduced below 30% of the total amount of securities included in such offering.

                 7.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

                 7.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not mis-leading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

                 (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 7.8(b) exceed the gross proceeds from the offering received by such Holder.

                 (c)  Promptly after receipt by an indemnified party under this
Section 7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.

                 (d)  The obligations of the Company and Holders under this
Section 7.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

                 7.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                 (b) take such action, including the voluntary registration of its Common Stock under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                 (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 7.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a purchaser of Registrable Securities under this Agreement to a transferee or assignee of an amount of such securities representing at least 50% of the aggregate number of shares of Registrable Securities of such purchaser or to a partner or retired partner of such purchaser; provided, that such transferee or assignee is approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld, and that the Company is, within a reasonable time after such approved transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the approved transferee or assignee is restricted under the Securities Act.

                 7.11 "Market Stand-Off" Agreement. Each Investor hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time as agreed to by the Company and the underwriters (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

                 (a) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

                 (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

                 7.12  Amendment of Registration Rights.  Any provision of this
Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                 7.13 Termination of Registration Rights. The Company's obligations pursuant to this Section 7 shall terminate seven years from the date of consummation of the Company's sale of its common stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act which results in gross offering proceeds to the Company of more than $7,500,000, the public offering price of which was not less than $9.00 per share (adjusted to reflect stock dividends, stock splits or recapitalizations).

                 8.  Covenants.

                 8.1 Delivery of Financial Statements. The Company shall deliver to (i) each Investor who acquires at least $1,000,000 of Series E Preferred Stock ("Major Investor") and (ii) each assignee of any Major Investor who acquires 50% of such Major Investor's Series E Preferred Stock purchased hereunder:

                 (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company (the Company will include, upon request, the Company's management letter for such audited reports); and

                 (b) (i) within 30 days of the end of each month, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; such monthly statements shall also contain the foregoing information on a year-to-date basis and shall also compare actual performance to budget; and

                 (ii) At least annually, a comprehensive operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                 (iii) such other information relating to the financial condition, business, research, prospects or corporate affairs of the Company as the Investor or any such assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary; and

                 (c) with respect to the financial statements called for in subsection (b)(i) of this Section 8.1, an instrument executed by the Treasurer or the President of the Company and certifying that such financials were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment. For purposes of this
Section 8, a Major Investor includes affiliated investing entities of that Investor.

                 8.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential or proprietary information.

                 8.3 Termination of Covenants. The covenants set forth in Sections 8.1, 8.2 and 8.5 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange

Act, whichever event shall first occur; provided that the Company shall furnish for a period of five years from the termination of such covenants to each Major Investor copies of its reports on Forms 10-K and 10-Q within 10 days after filing with the SEC.

                 8.4 Right of First Offer. Subject to the terms and conditions specified in this Section 8.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                 Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                 (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares.

                 (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issuable (or issued and held) upon conversion of the Series E Preferred Stock then held, by such Investor bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the Preferred Stock then outstanding. The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("Fully Exercising Investor") of any other Investor's failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully Exercising Investor shall be entitled to obtain that portion of the shares subject to such right of first refusal and not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issuable (or issued and held) upon conversion of the Series E Preferred Stock then held by such Fully Exercising Investor bears to the total number of shares of Common Stock issuable (or issued and held) upon conversion of the Series E Preferred Stock then held by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares.

                 (c) If all such Shares referred to in the Notice are not elected to be obtained as provided in subsection 8.4(b) hereof, the Company may, during the 60 day period following the expiration of the period provided in subsection 8.4(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                 (d) The right of first offer granted in this Section 8.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor), to employees, directors, consultants or advisors of the Company, provided each such person executes an agreement, in substantially the form as approved by the Company's Board of Directors, (ii) shares offered in the acquisition of another company, to strategic partners of the Company or to companies with business relationships with the Company or in connection with research and development partnerships sponsored by the Company, (iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act pursuant to a registration statement on Form S-1, which results in gross proceeds to the Company of more than $7,500,000 at a price per share of at least $9.00 (adjusted for any stock splits, stock dividends or other recapitalizations), or (iv) in the event of an offering of Shares by the Company to which the holders of a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have waived their respective rights of first offer provided for in Section 8.4 of the Series A Agreement, the Series B Agreement, the Series C Agreement and the Series D Agreement, as the case may be.

                 9.  Miscellaneous.

                 9.1 Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors.

                 9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California except as it regards choice of law.

                 9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

                 9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

                 The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                 9.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                 9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series E Preferred Stock purchased by the Investors pursuant to this Agreement, except: (i) as specified in Section 7.12 and Section 8.4(d), and (ii) no amendment shall increase the price of the Series E Preferred Stock without the consent of all Investors, and any material amendment or waiver which does not apply equally to all Major Investors shall not be effective unless it has been consented to or approved in writing by a majority of the inequitably affected Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

                 9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 9.11 Aggregation of Stock. All shares of Series E Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       BIOSITE DIAGNOSTICS INCORPORATED



                                       By /s/ Kim D. Blickenstaff
                                          -----------------------------
                       Address:        11030 Roselle Street, Suite D
                                       San Diego, CA 92121

                                       INVESTORS:


                                       E. Merck



                                       By /s/ ppa. Koch
                                          -------------------------------------

                                       Title  General Manager Diagnostics
                                              Division
                                              ---------------------------------



                                       By /s/ ppa. Dr. Bardorff
                                          -------------------------------------

                                       Title  General Manager Sales & Marketing
                                              ---------------------------------

                       Address:        Diagnostics Division
                                       Frankfurter Strasse 250
                                       D-6100 Darmstadt 1
                                       Federal Republic of Germany

                                       Attn:  Alfred Koch

                                   SCHEDULE A

                        BIOSITE DIAGNOSTICS INCORPORATED

                            SERIES E PREFERRED STOCK


Investors                                                                   Shares                   Amount
---------                                                                   ------                   ------
E. Merck                                                                 1,041,667               $5,000,001.60

                        Biosite Diagnostics Incorporated

                        Supplemental Signature Pages To
                  Series E Preferred Stock Purchase Agreement
                         Dated as of November 25, 1992

                       Second Closing--December 15, 1992


        By their execution hereof, BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), and each of the undersigned investors (the "investors") hereby become parties to the Stock Purchase Agreement dated as of November 25, 2993 (the "Agreement") between the Company and the parties thereto. As of the Second Closing, as defined below, the Company and each of the undersigned investors hereby acknowledge and agree to be bound by all of the provisions, terms and conditions of the Agreement and each of the undersigned investors represents and warrants on its own behalf that the representations and warranties set forth in Section 3 of the Agreement are true and correct. The shares of Series E Preferred Stock acquired by each of the undersigned investors at the Second Closing shall be deemed to have been acquired under the Agreement. the Company will deliver at the Second Closing an updated Schedule of Exceptions to the Agreement.

        Each of the undersigned investors agrees to purchase and the Company agrees to sell and issue the number of shares of the Company's Series E Preferred Stock set forth opposite such investor's name on the attached Supplement No. 1 to Schedule A to the Agreement (the "Series E Preferred Stock"), for the purchase price of $4.80 per share. The purchase and sale of the Series E Preferred Stock shall take place at the offices of Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California at 2:00 p.m. on December 15, 1992 or at such other time and place as the Company and a majority of the undersigned investors shall agree (the "Second Closing").

       BIOSITE DIAGNOSTICS INCORPORATED


        By /s/ Kim D. Blickenstaff
           ----------------------------------------
Address:   11030 Rosell Street,
           San Diego, CA 92121

                        Biosite Diagnostics Incorporated
            Supplemental Signature Pages to Series E Preferred Stock
                Purchase Agreement dated as of November 25, 1992

                      Second Closing -- December 15, 1992


        INVESTORS:

        KLEINER PERKINS CAUFIELD & BYERS V,
        A CALIFORNIA LIMITED PARTNERSHIP

        By: KPCB V ASSOCIATES, A CALIFORNIA
            LIMITED PARTNERSHIP, its General Partner

        By: /s/ Brook H. Byers
            ----------------------------------------
            Brook H. Byers
            General Partner

   Address: 2200 Geng Road, Suite 205
            Two Embarcadero Place
            Palo Alto, CA 94303

            CHC Venture Co.

        By: /s/ Timothy J. Wollaeger
            -----------------------------------------
            Timothy J. Wollaeger
            President

  Address: c/o Sutter Corporation
           9425 Chesapeake Drive
           San Diego, CA 92123
           Attn: Timothy J. Wollaeger

           SENTRON MEDICAL, INC.

           By: /s/ Vincent M. Paglino
           ------------------------------------------
           Vincent M. Paglino, Vice President

  Address: c/o Senmed Medical Ventures
           4445 Lake Forest Drive, Suite 600
           Cincinnati, OH 45242

                        Biosite Diagnostics Incorporated
            Supplemental Signature Pages to Series E Preferred Stock
                Purchase Agreement dated as of November 25, 1992

                      Second Closing -- December 15, 1992


           MEDICUS VENTURE PARTNERS 1992 A CALIFORNIA
           LIMITED PARTNERSHIP

           By: MEDICUS MANAGEMENT PARTNERS,
               General Partner

           By: /s/ Frederick J. Dotzler
               ---------------------------------------
               Frederick J. Dotzler
               General Partner

   Address:    2180 Sand Hill Road, Suite 400
               Menlo Park, CA 94025

               EUCLID PARTNERS III, L.P., A DELAWARE LIMITED
               PARTNERSHIP

           By: EUCLID ASSOCIATES III, L.P. A DELAWARE
               LIMITED PARTNERSHIP, General Partner

           By: /s/ Stephen K. Reidy
               -----------------------------------------
               Stephen K. Reidy
               General Partner

   Address:    Euclid Partners Corporation
               50 Rockefeller Plaza, Suite 1022
               New York, NY 10020

               GREENE FAMILY TRUST

           By: /s/ Howard E. Greene, Jr.
               -------------------------------------------
               Howard E. Greene, Jr.
               Trustee

   Address:    c/o Amylin Pharmaceuticals, Inc.
               9373 Towne Center Drive, Suite 250
               San Diego, CA 92121
               Attn: Howard E. Greene, Jr.

                        Biosite Diagnostics Incorporated
            Supplemental Signature Pages to Series E Preferred Stock
                Purchase Agreement dated as of November 25, 1992

                      Second Closing -- December 15, 1992


               Wyverne A. Blickenstaff

               /s/ Wyverne A. Blickenstaff
               --------------------------------------------

 Address:      RR # 1
               East Peoria, Illinois 61611

               Betty J. Blickenstaff
               /s/ Betty J. Blickenstaff
               --------------------------------------------

Address:      RR # 1
              East Peoria, Illinois 61611

              Peter Preuss
              /s/ Peter Preuss
              ---------------------------------------------

Address:     201 Lomas Santa Fe Drive
             Suite 340
             Solana Beach, CA 92075

             Henry W. Goodwin
             /s/ Henry W. Goodwin
             ----------------------------------------------

Address:     2923 Kings Forest Drive
             Kingwood, TX 77339

             M. David White
             /s/ M. David White
             ----------------------------------------------

Address:    5405 Huckelberry
            Houston, TX 77056

                        Biosite Diagnostics Incorporated
            Supplemental Signature Pages to Series E Preferred Stock
                Purchase Agreement dated as of November 25, 1992

                      Second Closing -- December 15, 1992


            Stephen I. Chazen

            /s/ Stephen I. Chazen
            ----------------------------------------------

Address:   Dellwood Parkway East
           Madison, NJ 07940

           Thomas H. Patrick

           /s/ Thomas H. Patrick
           ----------------------------------------------

Address:   122 Brinker Road
           Barrington Hills, IL 60010

           John L. Steffens

           /s/ John L. Steffens
           ----------------------------------------------

Address:  358 Wendover
          Princeton, NJ 08540

          Charles A. Lewis

          /s/ Charles A. Lewis
          -----------------------------------------------

Address:  1501 Asbury Avenue
          Evanston, IL 60201

                        BIOSITE DIAGNOSTICS INCORPORATED
                            Series E Preferred Stock
                       Second Closing - December 15, 1992
                              Supplement No. 1 To
                                   Schedule A
                             SCHEDULE OF INVESTORS

                                                   Number          Aggregate
        Investors                                of Shares       Purchase Price
        ---------                                ---------       --------------
Kleiner Perkins Caufield & Byers V                 31,250        $ 150,000.00
CHC Venture Co.                                    93,750          450,000.00
Sentron Medical Inc.                               31,250          150,000.00
Medicus Venture Partners 1992                     104,167          500,001.60
Euclid Partners III, L.P.                         104,167          500,001.60
Greene Family Trust                                10,417           50,001.60
Wyverne A. and Betty J. Blickenstaff                2,000            9,600.00
Peter Preuss                                       10,417           50,001.60
Henry W. Goodwin                                    4,875           23,400.00
John L. Steffens                                    4,875           23,400.00
M. David White                                      4,874           23,395.20
Stephen I. Chazen                                   4,875           23,400.00
Thomas H. Patrick                                   4,875           23,400.00
Charles A. Lewis                                    4,875           23,400.00
                                                  -------        ------------
        Total                                     416,667        $2,000,001.60
                                                  =======        =============



                                      A-1